CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 186 to Registration Statement No. 2-67052 of our report dated August 26, 2005 relating to the financial statements of Auxier Focus Fund (a series of Forum Funds), appearing in the annual report to shareholders for the year ended June 30, 2005, and to the references to us under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 31, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 186 to Registration Statement No. 2-67052 of our report dated August 23, 2005 relating to the financial statements of DF Dent Premier Growth Fund (a series of Forum Funds), appearing in the annual report to shareholders for the year ended June 30, 2005, and to the references to us under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 31, 2005